Exhibit 99.1

       Community Bancorp Reports 40% Increase in Net Income for the First Half of 2005 -- EPS Increases 18% to $0.97


    ESCONDIDO, Calif.--(BUSINESS WIRE)--July 21, 2005--Community Bancorp Inc. (the "Company") (NASDAQ:CMBC), a San Diego County based community bank holding company with $770.2 million in total assets, today announced record financial results for the quarter and six months ended June 30, 2005.
    Net income increased 40% for the six months ended June 30, 2005 to $5.4 million compared to $3.8 million for the same period last year. Earnings per share (EPS) increased 18% for the six months ended June 30, 2005 to $0.97 per diluted share compared to $0.82 per diluted share for the same period in 2004. For the quarter ended June 30, 2005, net income increased 43% to $2.8 million compared to $2.0 million for the quarter ended June 30, 2004. For the second quarter 2005, diluted EPS increased 21% to $0.51 compared to $0.42 for the same period last year.
    Return on average tangible equity (ROTE) increased to 22.04% for the six months ended June 30, 2005 compared to 19.58% for the same period in 2004. For the second quarter 2005, ROTE increased to 22.76% compared to 19.73% for the second quarter 2004. Return on average assets (ROA) was 1.52% for the six months ended June 30, 2005 compared to 1.56% for the same period last year. For the second quarter in 2005, ROA was 1.54% compared to 1.57% for the second quarter 2004.
    Factors contributing to the increases in net income for the quarter and six months included the Cuyamaca Bank acquisition which closed on October 4, 2004, strong loan and deposit growth and an increase in the net interest margin.
    "The increase in return on average tangible equity for the first half of 2005 over 2004 demonstrates the continuing strength in earnings being developed at the Company," stated Michael J. Perdue, President and CEO. "Our historic performance through 2004 was recently recognized in the July 2005 issue of U.S. Banker, where we ranked 10th out of the top 200 publicly traded community banks and thrifts in the country with assets of less than $1 billion, based on average return on equity for the three year period ended December 31, 2004. Our focus continues to be on improving recurring core revenue streams from both net interest income and non-interest income, adding quality assets and core deposits to the balance sheet while controlling expense growth.
    "We experienced continued robust loan demand during the second quarter, which contributed to total asset growth of 20% to $770.2 million as of June 30, 2005 compared to $641.6 million as of December 31, 2004," continued Perdue. "Including the acquisition of Cuyamaca Bank, total average loans for the second quarter rose 43% to $609.1 million compared to the second quarter a year ago, and average deposits also increased substantially, rising 40% to $605.1 million for the second quarter of 2005 compared to the same period a year earlier. The continued improvement in our deposit mix has also contributed to our improved performance. Average demand deposits have increased significantly, rising 51% to $127.0 million for the second quarter 2005 compared to $84.3 million for the same period in 2004. As a result of our performance, combined with the increase in market interest rates, our net interest income increased 50% for the second quarter 2005 over 2004, and our average net interest margin increased 27 basis points from 5.34% in the second quarter 2004 to 5.61% in the second quarter 2005."
    Loan production was very strong, increasing 43% to $293.3 million for the six months ended June 30, 2005 compared to $204.6 million for the same period in 2004. Of these totals, commercial and other loan originations were 68% of the total production, or $198.7 million, while SBA loan originations were 32% of the total production. Both SBA 504 and 7a production remained strong for the first six months of 2005. SBA 7a production increased 52% to $32.1 million compared to $21.1 million for the same period last year.
    SBA 504 production remained steady at $62.5 million for the first six months of 2005 compared to $62.9 million for the same period in 2004. As a result of overall strong loan production in the first six months, total gross loans increased 19.3% to $648.3 million as of June 30, 2005 compared to $543.5 million as of December 31, 2004.

    INTEREST INCOME AND EXPENSE

    During the six months ended June 30, 2005, net interest income after loan loss provision increased 49% over the same period last year. Total interest income was $22.8 million, a 56% increase over the $14.6 million for the same period in 2004. The increase was primarily the result of the 40% increase in average interest earning assets and increases in the yield on those assets. Total interest expense for the six months ended June 30, 2005 increased 89% to $4.9 million compared to $2.6 million for the same period in 2004. Interest expense increased due to the 39% increase in average interest bearing liabilities combined with an increase in the cost of those liabilities as a result of increases in market interest rates. Average transaction accounts increased significantly, rising 55% to $306.9 million for the six months ended June 30, 2005 compared to $197.4 million for the same period in 2004.

    OTHER OPERATING INCOME

    Other operating income increased 21% to $5.3 million during the six months ended June 30, 2005 compared to $4.4 million during the six months ended June 30, 2004 due primarily to an increase in the gain on sale of loans. SBA 504 and 7a loan sales totaled $45.2 million for the first six months of 2005 compared to $35.0 million for the same period in 2004. The result of the sales was an increase in gain on sale revenue during the first six months of 2005 to $3.7 million compared to $3.0 million for the same period in 2004.

    OTHER OPERATING EXPENSES

    Other operating expenses increased 39% to $13.6 million for the six months ended June 30, 2005 compared to $9.8 million for the six months ended June 30, 2004. The increase in non-interest expense was due to significant growth and expansion, including the acquisition of Cuyamaca Bank, with four banking offices, and the addition of a new banking office in Murrieta, CA, combined with increased incentives as a result of higher loan production. The Company's efficiency ratio improved to 58.07% for the first six months of 2005 compared to 59.41% for the same period in 2004. For the second quarter 2005, the efficiency ratio improved to 57.23% compared to 60.28% for the same period last year.

    ASSET QUALITY

    As of June 30, 2005, the reserve for loan losses increased to $8.4 million compared to $7.5 million as of December 31, 2004 and $5.7 million as of June 30, 2004. The reserve for loan losses as a percentage of total gross loans was 1.29% as of June 30, 2005 compared to 1.38% as of December 31, 2004 and 1.27% as of June 30, 2004. The reserve for loan losses as a percentage of total gross loans net of government guarantees was 1.36% as of June 30, 2005 compared to 1.48% as of December 31, 2004 and 1.37% as of June 30, 2004. During the first six months of 2005, the Company recorded a provision for loan losses of $731,000 compared to $513,000 for the same period in 2004.
    Non-performing loans totaled $7.9 million as of June 30, 2005 compared to $4.0 million as of December 31, 2004 and $1.7 million as of June 30, 2004. Non-performing loans as a percentage of gross loans were 1.22% as of June 30, 2005 compared to 0.74% as of December 31, 2004 and 0.38% as of June 30, 2004. Net of government guarantees, non-performing loans totaled $5.0 million, or 0.78% of total gross loans, as of June 30, 2005 compared to $2.1 million, or 0.39% of total gross loans, as of December 31, 2004 and $710,000, or 0.16% of total gross loans, as of June 30, 2004.
    Non-performing assets were $8.0 million as of June 30, 2005 compared to $4.0 million as of December 31, 2004 and $2.1 million as of June 30, 2004. Net of government guarantees, non-performing assets as a percent of total assets were 0.66% as of June 30, 2005 compared to 0.33% as of December 31, 2004 and 0.22% as of June 30, 2004. The increase in non-performing assets from December 31, 2004 to June 30, 2005 primarily resulted from two loans, a $2.3 million construction loan and a $1.3 million commercial real estate loan, which both became past due more than 90 days during the first half of 2005.
    The Company had net loan recoveries of (0.05)% for the six months ended June 30, 2005 compared to net loan charge offs of 0.00% for the same period in 2004.

    CAPITAL RATIOS

    The Company's and Bank's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies. The Company's tangible equity to tangible assets declined to 6.66% as of June 30, 2005 compared to 7.33% as of December 31, 2004 and 7.62% as of June 30, 2004 due to the significant growth in assets.

    RANCHO BERNARDO COMMUNITY BANK ACQUISITION

    On April 21, 2005, the Company announced the acquisition of Rancho Bernardo Community Bank (OTCBB:RBCB) a commercial bank with assets of approximately $124.5 million. The merger of Rancho Bernardo Community Bank into Community National Bank will produce an institution with nearly $895 million in assets and eleven full service branches. The combination of the two institutions is expected to be completed in the third quarter of 2005. Rancho Bernardo Bank will announce their results of operations for the three and six months ended June 30, 2005 on July 22, 2005.

    GENERAL INFORMATION

    Community Bancorp is a bank holding company with $770.2 million in assets as of June 30, 2005, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank's primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium sized businesses. The bank serves San Diego County and southwest Riverside County with ten community banking offices in Bonsall, El Cajon, Encinitas, Escondido, Fallbrook, La Mesa, Murrieta, Santee, Temecula and Vista, and has additional SBA loan production offices that originate loans in California, Arizona, Nevada and Oregon.

    FORWARD LOOKING STATEMENTS

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government (including the Small Business Administration), and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

CONSOLIDATED BALANCE SHEETS   Percentage
------------------------------ change
(unaudited) (dollars in          from
 thousands)                   June 30,   June 30,  Dec. 31,  June 30,
                                 2004      2005      2004      2004
                              ---------- --------- --------- ---------
ASSETS:
Cash and cash equivalents                 $25,309   $24,407   $46,706
Investments and interest
 bearing deposits in financial
 institutions                              55,569    35,973    21,283

Loans held for investment            42%  504,658   437,932   354,230
  Less allowance for loan
   losses                                  (8,392)   (7,508)   (5,715)
                                         --------- --------- ---------
       Net loans held for
        investment                        496,266   430,424   348,515
Loans held for sale                  50%  139,363   101,588    92,815
Premises and equipment, net                 6,683     6,737     3,684
Other real estate owned and
 repossessed assets                            68         -       450
Accrued interest and other
 assets                                    15,037    13,402     9,682
Income tax receivable and
 deferred tax asset, net                    7,213     5,928     3,906
Servicing assets, net                       4,436     4,011     3,499
Interest-only strips, at fair
 value                                      2,030     1,749     1,312
Goodwill                                   18,226    17,387         -
                                         --------- --------- ---------

       Total assets                  45% $770,200  $641,606  $531,852
                                         ========= ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits
   Interest bearing                  38% $503,080  $438,995  $363,676
   Non-interest bearing              58%  130,448   110,771    82,441
                                         --------- --------- ---------
        Total deposits               42%  633,528   549,766   446,117

Short term borrowing                       40,000     1,000    24,000
Long term debt                             18,017    17,640    14,406
Accrued expenses and other
 liabilities                               10,316    10,082     6,804
                                         --------- --------- ---------
       Total liabilities             43%  701,861   578,488   491,327
                                         --------- --------- ---------

Stockholders' equity
Common stock, $0.625 par
 value;  authorized 10,000,000
 shares, issued and
 outstanding; 5,282,147 at
 June 30, 2005, 5,162,725 at
 December 31, 2004 and
 4,385,257 at June 30, 2004                 3,301     3,227     2,741
Additional paid-in capital                 39,955    38,994    21,001
Accumulated other
 comprehensive gain (loss),
 net of income taxes                         (199)      (73)     (147)
Retained earnings                          25,282    20,970    16,930
                                         --------- --------- ---------

       Total stockholders'
        equity                       69%   68,339    63,118    40,525
                                         --------- --------- ---------

       Total liabilities and
        stockholders' equity         45% $770,200  $641,606  $531,852
                                         ========= ========= =========


CONSOLIDATED STATEMENT OF OPERATIONS
----------------------------------------------------------------------

(unaudited) (dollars in thousands, except
 per share data)                           Qtly      Quarter Ended
                                            %           June 30,
INTEREST INCOME                           Change   2005       2004
                                          ------ ---------- ----------
 Interest on loans                                 $11,607     $7,195
 Interest on fed funds sold                             76         36
 Interest-earning deposits with banks                    8          1
 Interest on other investments                         438        228
                                                 ---------- ----------
Total Interest Income                        63%    12,129      7,460

INTEREST EXPENSE
 Deposits                                            2,266      1,012
 Other borrowed money                                  574        257
                                                 ---------- ----------
Total Interest Expense                      124%     2,840      1,269

Net interest income                          50%     9,289      6,191
Provision for loan losses                              413        285
                                                 ---------- ----------
Net Interest Income After Loan Loss
 Provision                                   50%     8,876      5,906

OTHER OPERATING INCOME
 Net gain on sale of loans                           1,877      1,847
 Loan servicing fees, net                              255        195
 Customer service charges                              260        190
 Gain (Loss) on OREO and other repossessed
  assets                                               157          -
 Other fee income                                      172        294
                                                 ---------- ----------
Total Other Operating Income                  8%     2,721      2,526

OTHER OPERATING EXPENSES
 Salaries and employee benefits                      3,858      2,755
 Occupancy                                             576        335
 Depreciation                                          330        186
 Other                                               2,109      1,979
                                                 ---------- ----------
Total Other Operating Expenses               31%     6,873      5,255
                                                 ---------- ----------

 Income before income taxes                          4,724      3,177
 Income tax                                          1,893      1,200
                                                 ---------- ----------
NET INCOME                                   43%    $2,831     $1,977
                                                 ========== ==========

Per Share Data
 Basic earnings per share                    20%     $0.54      $0.45
                                                 ========== ==========
 Diluted earnings per share                  21%     $0.51      $0.42
                                                 ========== ==========
Average shares for basic earnings per
 share                                           5,268,996  4,383,815
Average shares for diluted earnings per
 share                                           5,564,696  4,687,753


(unaudited) (dollars in thousands, except
 per share data)                          6 mo.    Six Months Ended
                                            %          June 30,
INTEREST INCOME                           Change   2005       2004
                                          ------ ---------- ----------
 Interest on loans                                 $21,809    $14,063
 Interest on fed funds sold                            149         72
 Interest-earning deposits with banks                   16          2
 Interest on other investments                         789        494
                                                 ---------- ----------
Total Interest Income                        56%    22,763     14,631

INTEREST EXPENSE
 Deposits                                            3,870      2,040
 Other borrowed money                                  992        527
                                                 ---------- ----------
Total Interest Expense                       89%     4,862      2,567

Net interest income                          48%    17,901     12,064
Provision for loan losses                              731        513
                                                 ---------- ----------
Net Interest Income After Loan Loss
 Provision                                   49%    17,170     11,551

OTHER OPERATING INCOME
 Net gain on sale of loans                           3,707      2,986
 Loan servicing fees, net                              479        393
 Customer service charges                              498        384
 Gain (Loss) on OREO and other repossessed
  assets                                               157          -
 Other fee income                                      463        621
                                                 ---------- ----------
Total Other Operating Income                 21%     5,304      4,384

OTHER OPERATING EXPENSES
 Salaries and employee benefits                      7,588      5,218
 Occupancy                                           1,121        693
 Depreciation                                          631        376
 Other                                               4,222      3,484
                                                 ---------- ----------
Total Other Operating Expenses               39%    13,562      9,771
                                                 ---------- ----------

 Income before income taxes                          8,912      6,164
 Income tax                                          3,542      2,317
                                                 ---------- ----------
NET INCOME                                   40%    $5,370     $3,847
                                                 ========== ==========

Per Share Data
 Basic earnings per share                    16%     $1.02      $0.88
                                                 ========== ==========
 Diluted earnings per share                  18%     $0.97      $0.82
                                                 ========== ==========
Average shares for basic earnings per
 share                                           5,248,279  4,376,951
Average shares for diluted earnings per
 share                                           5,561,324  4,674,925


SUPPLEMENTAL DATA
----------------------------------------------------------------------

(unaudited)(dollars in thousands,    Quarter ended     Year to date
 except per share data)                  June 30,      ended June 30,
                                    ----------------- ----------------
                                     2005     2004     2005    2004
                                    -------- -------- ------- --------
Annualized return on average assets    1.54%    1.57%   1.52%    1.56%
Annualized return on average equity   16.64%   19.73%  16.13%   19.58%
Annualized return on average
 tangible equity                      22.76%   19.73%  22.04%   19.58%
Efficiency ratio                      57.23%   60.28%  58.07%   59.41%
Annualized net interest margin         5.61%    5.34%   5.64%    5.30%
Book value per share                 $12.94    $9.24
Tangible book value per share         $9.49    $9.24
Dividends per share                   $0.10    $0.05   $0.20    $0.10



NON-PERFORMING ASSETS                   At June 30,        At Dec. 31,
--------------------------------- -----------------------  -----------
(unaudited)(dollars in thousands)    2005        2004         2004
                                  ----------- -----------  -----------
Non-accrual loans                     $7,910      $1,690       $4,027
Loans past due 90 days or more             -           -            -
Restructured loans                         -           -            -
                                  ----------- -----------  -----------
Total non-performing loans             7,910       1,690        4,027
OREO & other repossessed assets           68         450            -
                                  ----------- -----------  -----------
Total non-performing assets           $7,978      $2,140       $4,027
                                  =========== ===========  ===========
Total non-performing loans/gross
 loans                                  1.22%       0.38%        0.74%
Total non-performing assets/total
 assets                                 1.04%       0.40%        0.63%
Total non-performing loans net of
 guarantees/gross loans                 0.78%       0.16%        0.39%
Total non-performing assets net
 of guarantees/total assets             0.66%       0.22%        0.33%



ALLOWANCE FOR LOAN LOSSES            Quarter ended     Year to date
                                         June 30,      ended June 30,
----------------------------------- ----------------- ----------------
(unaudited)(dollars in thousands)    2005     2004     2005    2004
                                    -------- -------- ------- --------
Balance at beginning of period       $7,917   $5,428  $7,508   $5,210
Provision for loan losses               413      285     731      513
Recovery of (provision for) reserve
 for losses on commitments to
 extend credit                            -       (2)      -        -
Charge offs, (net of recoveries)         62        4     153       (8)
                                    -------- -------- ------- --------
Balance at end of period             $8,392   $5,715  $8,392   $5,715
                                    ======== ======== ======= ========
Loan loss allowance/gross loans        1.29%    1.27%
Loan loss allowance/gross loans net
 of guarantees                         1.36%    1.37%
Loan loss allowance/loans held for
 investment                            1.66%    1.61%
Loan loss allowance/non-performing
 loans                               106.09%  338.17%
Loan loss allowance/non-performing
 assets                              105.19%  267.06%
Loan loss allowance/non-performing
 loans, net of guarantees            166.91%  804.93%
Loan loss allowance/non-performing
 assets, net of guarantees           164.68%  492.67%
Net Charge offs (recoveries) to
 average loans (annualized)           -0.04%    0.00%  -0.05%    0.00%



CAPITAL RATIOS                              At June 30,    At Dec. 31,
----------------------------------------- ---------------- -----------
(unaudited)                                2005     2004      2004
                                          -------- ------- -----------
Holding Company Ratios
     Total capital (to risk-weighted
      assets)                               10.48%  12.81%      11.47%
     Tier 1 capital (to risk-weighted
      assets)                                9.25%  11.26%      10.22%
     Tier 1 capital (to average assets)      9.09%  10.70%       9.48%
     Tangible equity to tangible assets      6.66%   7.62%       7.33%

Bank only Ratios
     Total capital (to risk-weighted
      assets)                               10.19%  12.63%      11.19%
     Tier 1 capital (to risk-weighted
      assets)                                8.97%  11.39%       9.94%
     Tier 1 capital (to average assets)      8.82%  10.83%       9.30%


Average Consolidated Balance Sheets
                                    --------- ------------ -----------
For the three months ended June 30,               2005
                                    ----------------------------------
(unaudited) (dollars in thousands)  Average    Interest     Average
                                     Balance   Earned/Paid  Rate/Yield
                                    --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                        $44,159         $446        4.04%
 Fed funds sold                       10,513           76        2.92%
 Loans:
      Commercial                      42,473          736        6.95%
      Real Estate                    519,797       10,024        7.73%
      Aircraft                        29,920          503        6.75%
      Consumer                        16,941          344        8.15%
                                    --------- ------------
           Total loans               609,131       11,607        7.64%
                                    --------- ------------
 Total earning assets                663,803       12,129        7.33%
 Non earning assets                   70,141
                                    ---------
 Total average assets               $733,944
                                    =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                     $188,150         $320        0.68%
      Time deposits                  289,873        1,946        2.69%
                                    --------- ------------
           Total interest bearing
            deposits                 478,023        2,266        1.90%
 Short term borrowing                 33,441          254        3.04%
 Long term debt                       17,837          320        7.17%
                                    --------- ------------
 Total interest bearing liabilities  529,301        2,840        2.15%
 Demand deposits                     127,045
 Accrued expenses and other
  liabilities                          9,565
 Net stockholders' equity             68,033
                                    ---------
 Total average liabilities
  stockholders' equity              $733,944       $9,289
                                    ========= ============

 Net interest spread                                             5.18%
                                                           ===========

 Net interest margin                                             5.61%
                                                           ===========

                                    --------- ------------ -----------
For the six months ended June 30,                 2005
                                    --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                        $40,513         $805        4.01%
 Fed funds sold                       11,114          149        2.71%
 Loans:
      Commercial                      41,051        1,383        6.79%
      Real Estate                    500,896       18,749        7.55%
      Aircraft                        29,650          992        6.75%
      Consumer                        17,116          685        8.09%
                                    --------- ------------
           Total loans               588,713       21,809        7.47%
                                    --------- ------------
 Total earning assets                640,340       22,763        7.17%
 Non earning assets                   66,602
                                    ---------
 Total average assets               $706,942
                                    =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                     $186,309         $574        0.62%
      Time deposits                  279,159        3,296        2.38%
                                    --------- ------------
           Total interest bearing
            deposits                 465,468        3,870        1.68%
 Short term borrowing                 27,130          387        2.88%
 Long term debt                       17,762          605        6.87%
                                    --------- ------------
 Total interest bearing liabilities  510,360        4,862        1.92%
 Demand deposits                     120,567
 Accrued expenses and other
  liabilities                          9,433
 Net stockholders' equity             66,582
                                    ---------
 Total average liabilities
  stockholders' equity              $706,942      $17,901
                                    ========= ============

 Net interest spread                                             5.25%
                                                           ===========

 Net interest margin                                             5.64%
                                                           ===========



                                    --------- ------------ -----------
For the three months ended June 30,               2004
                                    ----------------------------------
(unaudited) (dollars in thousands)  Average    Interest     Average
                                     Balance   Earned/Paid  Rate/Yield
                                    --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                        $25,434         $229        3.62%
 Fed funds sold                       14,521           36        1.00%
 Loans:
      Commercial                      21,555          294        5.47%
      Real Estate                    372,250        6,330        6.84%
      Aircraft                        29,668          514        6.97%
      Consumer                         3,183           57        7.20%
                                    --------- ------------
           Total loans               426,656        7,195        6.78%
                                    --------- ------------
 Total earning assets                466,611        7,460        6.43%
 Non earning assets                   36,659
                                    ---------
 Total average assets               $503,270
                                    =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                     $124,198         $140        0.45%
      Time deposits                  222,542          872        1.58%
                                    --------- ------------
           Total interest bearing
            deposits                 346,740        1,012        1.17%
 Short term borrowing                 10,708           30        1.13%
 Long term debt                       14,506          227        6.29%
                                    --------- ------------
 Total interest bearing liabilities  371,954        1,269        1.37%
 Demand deposits                      84,289
 Accrued expenses and other
  liabilities                          6,940
 Net stockholders' equity             40,087
                                    ---------
 Total average liabilities
  stockholders' equity              $503,270       $6,191
                                    ========= ============

 Net interest spread                                             5.06%
                                                           ===========

 Net interest margin                                             5.34%
                                                           ===========

                                    --------- ------------ -----------
For the six months ended June 30,                 2004
                                    --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                        $25,873         $496        3.86%
 Fed funds sold                       15,008           72        0.96%
 Loans:
      Commercial                      21,213          580        5.49%
      Real Estate                    361,568       12,287        6.83%
      Aircraft                        30,286        1,062        7.05%
      Consumer                         3,602          134        7.48%
                                    --------- ------------
           Total loans               416,669       14,063        6.79%
                                    --------- ------------
 Total earning assets                457,550       14,631        6.43%
 Non earning assets                   35,477
                                    ---------
 Total average assets               $493,027
                                    =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                     $118,700         $283        0.48%
      Time deposits                  221,395        1,757        1.60%
                                    --------- ------------
           Total interest bearing
            deposits                 340,095        2,040        1.21%
 Short term borrowing                 13,565           75        1.11%
 Long term debt                       14,686          452        6.19%
                                    --------- ------------
 Total interest bearing liabilities  368,346        2,567        1.40%
 Demand deposits                      78,695
 Accrued expenses and other
  liabilities                          6,698
 Net stockholders' equity             39,288
                                    ---------
 Total average liabilities
  stockholders' equity              $493,027      $12,064
                                    ========= ============

 Net interest spread                                             5.03%
                                                           ===========

 Net interest margin                                             5.30%
                                                           ===========



    CONTACT: Community Bancorp Inc.
             Michael J. Perdue, 760-432-1100
             www.comnb.com